Exhibit 99.1

    Ultralife Batteries to Report Second Quarter Results on August 4, 2005; Investor Conference Call to be Webcast at Ultralife Batteries' Web Site

     NEWARK, N.Y.--(BUSINESS WIRE)--July 26, 2005--Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its second quarter 2005 results for the period ended July 2, 2005 before the market opens on Thursday, August 4, 2005. Ultralife management will host an investor conference call at 10:00 AM ET also on August 4, 2005. Investors are invited to access a live webcast of the conference call in the Investor Info - Event Calendar section of the company's website: http://investor.ultralifebatteries.com. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

     About Ultralife Batteries, Inc.

     Ultralife is a global provider of power solutions for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its range of standard products and engineered solutions, Ultralife is able to provide the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom and Germany, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, England. Both facilities are ISO-9001 certified.
     Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.


     CONTACT: Ultralife Batteries, Inc.
              Robert W. Fishback, 315-332-7100
              bfishback@ulbi.com
              or
              Lippert/Heilshorn & Associates, Inc.
              Investor Relations Contact:
              Jody Burfening, 212-838-3777
              jburfening@lhai.com
              or
              Media Contact:
              Chenoa Taitt, 212-201-6635
              ctaitt@lhai.com